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                                                                    Exhibit 10.1

          AGREEMENT, dated as of September 11, 2002 (the "Agreement"), between THE ASHTON TECHNOLOGY GROUP, INC., a Delaware corporation (the "Company"), and ROBERT J. WARSHAW, an individual (the "Executive").

     Whereas the Executive has been serving as the interim Chief Executive Officer of the Company; and

     Whereas, the Company and the Executive desire to set forth their understanding concerning the Executive's compensation from the Company.

     Accordingly, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the Company and the Executive agree as follows:

          1. Service and Compensation. The Executive shall continue to serve as interim Chief Executive Officer of the Company until December 31, 2002, or if earlier, until the Company employs a permanent Chief Executive Officer. The Executive shall also continue to serve as a member of the board of directors of the Company. The Company acknowledges that the Executive will be employed simultaneously as Chief Executive Officer of Optimark Holdings, Inc. and its subsidiary, Optimark, Inc., and will serve on the boards of such companies. The Company hereby consents to such employment and to the Executive's service on the boards of directors of other companies. During the period he is serving as interim Chief Executive Officer of the Company, the Executive will receive salary and bonus payments from Optimark, Inc. and the Company shall reimburse Optimark, Inc. for a portion of such payments as agreed between the Company and Optimark, Inc. The Executive shall be compensated for his duties as a member of the board of directors of the Company (after he ceases to serve as Chief Executive Officer) at the same rate as the other independent directors serving on such board of directors. Any Company options previously granted to the Executive pursuant to Section 2 shall be taken into account in determining the Executive's compensation as a member of the Company's board of directors.

          2. Options. On or before September 15, 2002, the Company shall grant to the Executive options to acquire a number of shares of the Company's common stock ("Shares") equal to 0.5% of the Company's outstanding Shares on the date of such grant. The exercise price of such options shall be the fair market value per Share on the date of the grant as determined under the Company's 2002 Stock Option Plan (the "Plan") and such options shall be fully vested on December 31, 2002, or, if earlier, upon the employment by the Company of a permanent Chief Executive Officer. Such options shall be exercisable for a period of ten years if the Executive remains a

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Service Provider (as defined in the Plan); provided, however, that any options that are or become vested on the date of the termination of the Executive's employment with the Company shall remain exercisable for a period of five years from the date that the Executive shall cease to be a Service Provider. All of the Company's options shall immediately vest upon a termination of the Executive's employment with the Company prior to the earlier of (i) December 31, 2002 or (ii) the date the Company employs a permanent Chief Executive Officer, unless such termination is as a result of a voluntary resignation by the Executive or the Executive is terminated for Cause (as defined in the Plan), in which case any unvested options shall thereupon automatically expire. Except as specifically provided herein, the Executive's options shall be governed by the terms and conditions of the Plan.

          3. Indemnification. The Company agrees that (i) if the Executive is made a party, or is threatened to be made a party, to any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other (a "Proceeding") by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company or is or was serving at the request of the Company or any of its Affiliates as a director, officer, member, employee, agent, manager, consultant or representative of another person or (ii) if any claim, demand, request, investigation, dispute, controversy, threat, discovery request or request for testimony or information (a "Claim") is made, or threatened to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation, bylaws or board resolutions or, if greater, by the laws of the State of Delaware, against any and all costs, expenses, liabilities and losses (including, without limitation, attorney's fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee, agent, manager, consultant or representative of the Company or other person and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all costs and expenses incurred by him in connection with any such Proceeding or Claim within 15 days after receiving written notice requesting such an advance; provided, however, that the Company shall not be required to provide the advance unless the Company's insurance carrier has indicated that it will not pay for the costs and expenses associated with such Proceeding or Claim. Such notice shall include an undertaking by the Executive to repay the amount advanced if he is ultimately determined to liable under such Proceeding or Claim. Prior to any advance, the Executive shall post a bond sufficient to secure the amount advanced.

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          4. Miscellaneous. (a) Entire Agreement. This Agreement contains the entire understanding and agreement between the Company and the Executive and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between us with respect thereto.

             (b) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

             (c) Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing signed by the parties. No waiver by either party of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving party.

             (d) Headings. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

             (e) Governing Law/Jurisdiction. This Agreement shall be governed, construed, performed and enforced in accordance with the laws of the State of New York, without reference to principles of conflicts of laws.

             (f) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

          THE ASHTON TECHNOLOGY GROUP, INC.


          By:  /s/ William W. Uchimoto
               -----------------------------------
             Name:   William W. Uchimoto
             Title:  Executive Vice President & General Counsel

               /s/ Robert J. Warshaw
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               Robert J. Warshaw